EXHIBIT 5.1

                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                          New York, New York 10174-0208
                                  April 10, 2000

TeleHubLink Corporation
24 New England Executive Park
Burlington, Massachusetts 01803

Gentlemen:

          You have requested our opinion with respect to the offer and sale by you, TeleHubLink Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 600,000 shares (the "Plan Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), issuable upon exercise of stock options (the "Plan Options") granted or available for grant under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"), and the Company's 1994 Nonemployee Directors' Stock Option Plan (the "Directors' Plan" and collectively with the 1994 Plan, the "Plans").

          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

          Based upon the foregoing, it is our opinion that the Plan Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement and the Plan Options, will be duly and validly issued and fully paid and nonassessable.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                         Very truly yours,


                                        /s/ BLANK ROME TENZER GREENBLATT LLP
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                                        BLANK ROME TENZER GREENBLATT LLP